UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2010

Aon Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7933	36-3051915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Randolph Street, Chicago, Illinois (Address of Principal Executive Offices)	60601 (Zip Code)

Registrant’s telephone number, including area code: (312) 381-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 1, 2010, Aon Corporation, a Delaware corporation (“Aon”), and Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), completed the merger of Hewitt with and into a wholly owned subsidiary of Aon (the “Merger”) pursuant to an Agreement and Plan of Merger dated as of July 11, 2010 (the “Merger Agreement”) among Aon, Hewitt, Alps Merger Corp., a Delaware corporation and wholly owned subsidiary of Aon (“Merger Sub”), and Alps Merger LLC, a Delaware limited liability company and wholly owned subsidiary of Aon (“Merger LLC”).  As a result of the Merger, Hewitt became a wholly owned subsidiary of Aon.  Immediately following the Merger, the surviving corporation from the Merger merged with and into Merger LLC, with Merger LLC surviving the merger (the “Subsequent Merger”).  Upon consummation of the Subsequent Merger, Merger LLC changed its name to Aon Hewitt LLC.

As a result of the Merger, each share of Class A common stock, par value $0.01 per share, of Hewitt (“Hewitt Common Stock”), outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Hewitt Common Stock which are held of record by stockholders who have demanded properly appraisal of such shares in accordance with Section 262 of the Delaware General Corporation Law, shares of Hewitt Common Stock held in the treasury of Hewitt, or shares of Hewitt Common Stock owned by Aon or Merger Sub) was converted into the right to receive, at the election of each of the holders of Hewitt Common Stock, (i) 0.6362 of a share of common stock, par value $1.00 per share, of Aon (“Aon Common Stock”), and $25.61 in cash (the “Mixed Consideration”), (ii) 0.7494 shares of Aon Common Stock and $21.19 in cash (the “Stock Electing Consideration”), or (iii) $50.46 in cash (the “Cash Electing Consideration”).  Pursuant to the terms of the Merger Agreement, the Cash Electing Consideration and the Stock Electing Consideration payable in the Merger were calculated based on the closing volume-weighted average price of Aon Common Stock on the NYSE for the period of ten consecutive trading days ended on September 30, 2010, which was $39.0545, and the Stock Electing Consideration was subject to automatic proration and adjustment to ensure that the total amount of cash paid and the total number of shares of Aon Common Stock issued by Aon in the Merger each represented approximately 50% of the aggregate merger consideration (taking into account the rollover of the Company’s stock options), as described in the Merger Agreement and in the definitive joint proxy statement/prospectus provided to Aon and Hewitt stockholders in connection with the special meetings of Aon stockholders and Hewitt stockholders held on September 20, 2010.

As previously announced, the deadline for Hewitt stockholders to have delivered their merger consideration elections in connection with the Merger was 5:00 p.m., New York time, on September 29, 2010 (the “Election Deadline”).  The final election results, which were used to calculate the automatic proration and adjustment described above, are as follows:

•                    Holders of 7,762,981 shares of Hewitt Common Stock elected to receive the Cash Electing Consideration;

•                  Holders of 43,674,551 shares of Hewitt Common Stock elected to receive the Stock Electing Consideration; and

•                  Holders of 27,930,696 shares of Hewitt Common Stock elected to receive the Mixed Consideration.

All other shares of Hewitt Common Stock outstanding as of the Election Deadline did not make a valid election, did not deliver a valid election form prior to the Election Deadline, or did not properly deliver shares of Hewitt Common Stock for which elections were made pursuant to the notice of guaranteed delivery procedure.  Therefore, other than shares of Hewitt Common Stock held of record by stockholders who have properly demanded appraisal of such shares in accordance with Section 262 of the DGCL, shares of Hewitt Common Stock held in the treasury of Hewitt, or shares of Hewitt Common Stock owned by Aon or Merger Sub, such shares were deemed to have elected to receive the Mixed Consideration.

No fractional shares of Aon Common Stock were issued in the Merger, and Hewitt’s stockholders received cash in lieu of fractional shares, if any, of Aon Common Stock.

In connection with the Merger, each outstanding unvested Hewitt stock option became fully vested, and, pursuant to the Merger Agreement, at the Effective Time, each outstanding Hewitt stock option was converted into an option to purchase Aon Common Stock, with the same terms and conditions as the Hewitt stock option (but taking into account any changes, including any acceleration or vesting of such option, by reason of the Merger).  The number of shares of Aon Common Stock subject to each such converted stock option will be equal to the number of shares of Hewitt common stock subject to such Hewitt stock option, multiplied by the exchange ratio of 1.2920 rounded down to the nearest whole share of Aon Common Stock.  The exercise price per share for each such converted stock option will be equal to the per share exercise price specified in such Hewitt stock option divided by the exchange ratio of 1.2920 (rounded up to the nearest cent).  Pursuant to the Merger Agreement, at the Effective Time, shares of Hewitt restricted stock became vested and were converted into the right to receive the Mixed Consideration.  At the Effective Time, restricted stock units of Hewitt and performance share units of Hewitt became vested and were each settled in shares of Hewitt Common Stock, which were then converted into the right to receive the Mixed Consideration.

A copy of the press release announcing the completion of the Merger is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.  The foregoing description of the Merger, Subsequent Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to Aon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 12, 2010 and is incorporated herein by reference.

The Merger Agreement has been included in this communication to provide investors and stockholders with information regarding its terms.  It is not intended to provide any other factual information about Aon, Merger Sub, Merger LLC or Hewitt.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Aon, Merger Sub, Merger LLC or Hewitt or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Aon’s or Hewitt’s public disclosures.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on August 13, 2010, Aon entered into a Three-Year Term Credit Agreement (the “Term Loan Agreement”) with Credit Suisse AG (“CS AG”), as administrative agent, the lenders party thereto (collectively, the “Term Loan Lenders”), Morgan Stanley Senior Funding, Inc., as syndication agent (“Morgan Stanley”), Bank of America, N.A. (“Bank of America”), Deutsche Bank Securities Inc. (“Deutsche Bank”) and RBS Securities Inc. (“RBS”), as co-documentation agents, Credit Suisse Securities (USA) LLC (“CS USA”) and Morgan Stanley, as joint lead arrangers and joint bookrunners, and Bank of America, Deutsche Bank and RBS as co-arrangers, pursuant to which, subject to the conditions set forth in the Term Loan Agreement, the Term Loan Lenders committed to provide an unsecured term loan financing of up to $1.0 billion (the “Term Loan Facility”).

On October 1, 2010, in connection with the Merger, Aon made a drawing of $1.0 billion under the Term Loan Facility.  Aon applied the proceeds of such drawing to finance a portion of the cash consideration for the Merger, to refinance certain existing indebtedness of Hewitt and to pay certain related fees and expenses.

The foregoing summary of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreement, which was attached as Exhibit 10.1 to Aon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 16, 2010 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements for Hewitt called for by Item 9.01(a) were included in the Registration Statement on Form S-4 (No. 333-168320) originally filed with the Securities and Exchange Commission on July 26, 2010 and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The required pro forma financial information called for by Item 9.01(b) was attached as Exhibit 99.1 to Aon’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of July 11, 2010, among Aon, Alps Merger Corp., Alps Merger LLC and Hewitt—incorporated by reference to Exhibit 2.1 to Aon’s Current Report on Form 8-K filed on July 12, 2010

10.1

Three-Year Term Credit Agreement, dated as of August 13, 2010, among Aon Corporation, Credit Suisse AG, as administrative agent, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc., as co-documentation agents, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc. as co-arrangers—incorporated by reference to Exhibit 10.1 to Aon’s Current Report on Form 8-K filed on August 16, 2010

99.1	Press Release dated October 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 1, 2010	Aon Corporation

	By:	/s/ Christa Davies
Christa Davies
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of July 11, 2010, among Aon, Alps Merger Corp., Alps Merger LLC and Hewitt—incorporated by reference to Exhibit 2.1 to Aon’s Current Report on Form 8-K filed on July 12, 2010

10.1

Three-Year Term Credit Agreement, dated as of August 13, 2010, among Aon Corporation, Credit Suisse AG, as administrative agent, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as syndication agent, Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc., as co-documentation agents, Credit Suisse Securities (USA) LLC and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners, and Bank of America, N.A., Deutsche Bank Securities Inc. and RBS Securities Inc. as co-arrangers—incorporated by reference to Exhibit 10.1 to Aon’s Current Report on Form 8-K filed on August 16, 2010

99.1	Press Release dated October 1, 2010